Exhibit 3-A

June 7, 2007

COLGATE-PALMOLIVE COMPANY

BY-LAWS

OFFICES

     1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is THE CORPORATION TRUST COMPANY.

     The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

SEAL

     2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE”.

STOCKHOLDERS’ MEETINGS

     3. Meetings of stockholders may be held at such place within or without the State of Delaware as shall be determined from time to time by the board of directors.

     4. The annual meeting of the stockholders shall be held on such date and at such time as shall from time to time be fixed by the board of directors. At the annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     5. Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”)or the certificate of incorporation of the corporation).

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     6. (A) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer of the corporation, and shall be called by the president or secretary upon resolution of a majority of the entire board of directors, or at the request in writing of a majority of the entire board of directors. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of holders of preferred stock held pursuant to the provisions of Section 10 of Article Fourth of the certificate of incorporation may be called in accordance with the provisions of paragraph (c) of said Section 10. Subject to the remaining provisions of this by-law 6, a special meeting of stockholders shall be called by the secretary following the receipt by the secretary of written requests to call a meeting from the holders of shares representing at least 25% of the votes (the “Required Percentage”) of the outstanding shares of capital stock that would be entitled to vote on the business proposed to be conducted at such meeting (the “Voting Stock”). Subject to paragraph (E), the business conducted at a special meeting shall be limited to the proposals set forth in the notice of such meeting.

     (B) The secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting unless it is signed and dated by a stockholder of record and unless it includes (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder signing such request and the name and address of any beneficial owner on whose behalf such request is made, (3) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder and any such beneficial owner, and (4) any material interest of the stockholder or any such beneficial owner in such business. A stockholder may revoke a request to call a special meeting by written revocation delivered to the secretary at any time prior to the special meeting, provided, however, if any such revocation(s) are received by the secretary after the secretary’s receipt of written requests from the holders of the Required Percentage of Voting Stock, and as a result of such revocation(s), there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

     (C) The secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting that relates to an item of business (1) that is not a proper subject for stockholder action under applicable law, (2) if such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the secretary relating to an identical or substantially similar item (a “Similar Item”) and ending on the one-year anniversary of such earliest date, (3) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the secretary receives such written request, or (4) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the secretary of such request to call a special meeting.

     (D) The board of directors shall determine in good faith whether the requirements set forth in paragraph (C) have been satisfied. The secretary shall determine in good faith whether all other requirements set forth in this by-law 6 have been satisfied. Any determination made pursuant to this paragraph (D) shall be binding on the corporation and its stockholders.

     (E) The board of directors shall determine the place, and fix the date and time, of any stockholder-called special meeting. The board of directors may submit its own proposal or proposals for consideration at a stockholder-called special meeting. The record date for such meeting shall be fixed in accordance with Section 213 (or its successor provision) of the DGCL.

     7. (A) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (l) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (2) otherwise properly brought before the meeting by or at the direction of the board of directors, or (3) otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of the giving of notice provided for herein and who is entitled to vote at the annual meeting. For business to be properly brought before an annual meeting by a stockholder, (a) the stockholder must have given timely notice thereof in writing to the secretary of the corporation and (b) such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the name and address of any beneficial owner on whose behalf such business is being proposed, (iii) the class and number of shares of the corporation which are owned beneficially and of record by the stockholder and any such beneficial owner, and (iv) any material interest of the stockholder or any such beneficial owner in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this by-law 7(A).

     (B) Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation who is a stockholder of record at the time of the giving of notice provided for herein, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this by-law 7(B). Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (l) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (e) the signed agreement by such nominee required by by-law 12(C)(3); and (2) as to the stockholder giving the notice, (a) the name and address, as they appear on the corporation’s books, of such stockholder and the name and address of any beneficial owner on whose behalf such nomination is made and (b) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and any such beneficial owner. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. The board of directors may require any nominee proposed for election as a director, whether nominated by a stockholder or the board of directors, to furnish to the secretary of the corporation such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a director of the corporation unless he or she is nominated in accordance with the procedures set forth in this by-law 7(B) and complies with all of the provisions set forth herein.

     (C) The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws, and, if any proposed nomination or business is not in compliance with these by-laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this by-law 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in this by-law 7. Nothing in this by-law 7 shall be deemed to affect any right of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (D) (l) Whenever any action is required or permitted to be taken at any meeting of stockholders of the corporation, unless the certificate of incorporation otherwise provides, and subject to the provisions of clauses (2) and (3) of this by-law 7(D), the action may be taken without a meeting, without prior notice and without a vote, if a written consent or written consents setting forth the action so taken shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted and if such consent or consents have been delivered to the corporation in accordance with Section 228 (or its successor provision) (“Section 228”) of the DGCL; provided, however, that the consents shall comply in all respects with Section 228 and that prompt notice of the taking of corporate action without a meeting and by less than unanimous written consent must be given to those stockholders who have not consented in writing in accordance with Section 228.

     (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the board of directors of the corporation. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice delivered to the secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the board of directors pursuant to the DGCL). If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

     (3) In the event of the delivery to the corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the secretary of the corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders.

     8. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date fixed for such meeting, or, if no record date has been fixed, on such date as may be provided for by law. The vote for directors and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot.

     9. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation, or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     10. At each meeting of stockholders the presence or lack of a quorum shall be ascertained and all voting by ballot shall be conducted by two inspectors appointed for the purpose by the board of directors or, if not so appointed, designated by the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or be unable to serve, a replacement shall be appointed in like manner. The inspectors shall decide upon the qualifications of the voters and the validity of proxies, report on the presence or lack of a quorum, take charge of the ballots at said meeting, and after the balloting thereat on any question shall count the ballots cast thereon and shall report the result in writing to the secretary of the corporation or to the chairman of the meeting.

     11. A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, giving the address of each, and the number of voting shares held by each, shall be prepared by the treasurer. Such list shall be open to the examination of any stockholder for a period of at least ten days prior to the meeting in the manner provided by law. The stock list also shall be open to the examination of any stockholder during the whole time of the meeting as required by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

DIRECTORS

     12. (A) The property and business of this corporation shall be managed by its board of directors. The number of directors shall be no less than seven nor more than twelve, as determined from time to time by the board of directors, but no reduction in the number of directors shall terminate the office of any director prior to the first annual meeting of the stockholders subsequent to his election at which directors are elected except with the written consent of such director, and provided further that the number of directors may be increased by action of the holders of preferred stock as contemplated in by-law 12(B), and that no reduction in the number of directors shall be in violation of the provisions of by-law 12(B). Except to the extent otherwise provided in the certificate of incorporation or the by-laws, they shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify. No person who has attained the age of sixty-five shall be initially elected to the board of directors. No director shall be re-elected as a member of the board after he or she has reached his or her 72nd birthday, except if his or her nomination for re-election has been approved in each instance by a majority of the other directors of the corporation. Additionally, no former Chief Executive Officer of the corporation shall be reelected as a member of the board after he or she has reached his or her 65th birthday, except if his or her nomination for re-election has been approved in each instance by a majority of the non-employee directors of the corporation.

     (B) So long as any preferred stock shall be outstanding and there shall exist a “default period” as defined in paragraph (a) of Section 10 of Article Fourth of the certificate of incorporation, the holders of the preferred stock, voting as a class, irrespective of series, shall have the voting right set forth in said Section 10. At any meeting at which the holders of preferred stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies in the board of directors, if any, as may then exist up to such number of directors as amounts to the “required proportion” as defined in paragraph (a) of said Section 10, and if the number which may be so elected does not amount to the required proportion, to make such increase in the number of directors as shall be necessary to permit the election by them of the required proportion but no greater increase than shall be necessary for that purpose, and to elect directors to the offices so created. An increase in the number of directors by the holders of preferred stock shall not prevent a subsequent increase or decrease in the number of directors made in any manner provided herein by the board of directors or the holders of preferred and common stock voting irrespective of classes, provided that during a default period no such amendment shall (l) reduce the number of directors elected by the holders of preferred stock to less than the required proportion or (2) terminate the office of a director prior to the first annual meeting of stockholders subsequent to his election at which directors are elected, except with the written consent of such director.

     (C) (1) Each director to be elected by stockholders shall be elected by the vote of a majority of the votes cast at any meeting for the election of directors at which a quorum is present, subject to the rights of the holders of any series of preferred stock to elect directors in accordance with the terms thereof. For purposes of this by-law 12(C)(1), a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes against and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this by-law 12(C)(1), a contested election shall mean any election of directors in which the number of candidates for election as director exceeds the number of directors to be elected, with the determination thereof being made by the secretary of the corporation as of the close of the applicable notice of nomination period set forth in by-law 7(B) based on whether one or more notice(s) of nomination were timely filed in accordance with said by-law 7(B) (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity).

     (2) If a nominee for director who is an incumbent director is not elected, and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the board of directors in accordance with the agreement contemplated by by-law 12(C)(3). The corporate governance committee shall make a recommendation to the board of directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The board of directors shall act on the tendered resignation, taking into account the corporate governance committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The corporate governance committee in making its recommendation and the board of directors in making its decision may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the corporate governance committee or the decision of the board of directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the board of directors, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the board of directors pursuant to this by-law 12(C)(2), or if a nominee for director is not elected and the nominee is not an incumbent director, then the board of directors, in its sole discretion, may fill any resulting vacancy pursuant to by-law 48 or may decrease the size of the board of directors pursuant to by-law 12(A).

     (3) To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under by-law 7(B)) to the secretary at the principal executive offices of the corporation a written agreement (in the form provided by the secretary upon written request) that such person will abide by the requirements of by-law 12(C)(2).

     13. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of Delaware, at the office of the corporation in the City of New York, or at such other places as they may from time to time determine.

     14. In addition to the powers and authority by these by-laws expressly conferred upon it, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

COMMITTEES

     15. The board of directors shall appoint such committees as are required by these by-laws, and may appoint such committees as are permitted by these by-laws, from among their members.

     16. Appointment of committees shall be by the affirmative vote of a majority of the whole board.

     17. The board may, but need not, designate one member of each committee as the chairman thereof and one member of each committee as the deputy chairman thereof.

     18. The board of directors shall appoint a personnel and organization committee consisting of not less than four members. Such committee shall consider and monitor the corporation’s organization, personnel and compensation policies, practices and implementation. In addition, such committee shall review the compensation of the officers of the corporation and senior management. Such committee shall also administer such plans under which stock of the corporation is issuable to employees upon exercise of stock options, and all executive incentive compensation plans.

     19. The board of directors shall appoint an audit committee consisting of not less than three members. Such committee shall review internal and external audit conditions, procedures and results and formulate and report to the board of directors policies with regard thereto.

     20. The board of directors shall appoint a corporate governance committee consisting of not less than three members. Such committee shall recommend to the board of directors qualified individuals to become board members and develop, implement and monitor the corporation’s corporate governance principles.

     21. The board of directors shall appoint a finance committee consisting of not less than three members. Such committee, if and when appointed, shall consider and take account of the financial affairs of the corporation, and formulate and suggest the financial policies of the corporation for submission to the board of directors.

     22. The board of directors may in its discretion appoint from time to time other committees for other purposes or assign additional duties to the existing committees.

     23. Each committee shall have the right to determine its own rules of procedure, not inconsistent with the action of the board of directors, or with these by-laws, or with the certificate of incorporation.

     24. Vacancies in the committees shall be filled by the board of directors.

     25. The time and place of regular meetings of the committees shall be fixed by the board of directors, or if not so fixed, then by the committee, and prompt notice thereof shall be given to each member of the committee, provided, however, that the board may authorize the committee or the chairman thereof to postpone any such committee meeting upon two days notice to each member of the committee. Special meetings of the committee may be called by the chairman of the committee or the chief executive officer upon two days notice to each member of the committee. Each such committee may meet at such stated times and places and otherwise upon notice and at such places as it shall provide.

     26. A majority of the members of each such committee shall constitute a quorum; and in each instance the affirmative vote of a majority of the members of the committee present at the meeting shall be necessary for the adoption of any resolution, except that, upon request of the chief executive officer or the chairman of the committee, any action required or permitted to be taken at any meeting of such committee may be taken without a meeting, if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The committee may designate one of its members as secretary of the committee, and may in addition, call upon the secretary or one of the assistant secretaries of the corporation, or any other person, as may be determined by the committee, to perform all or part of the duties of secretary of the committee; and minutes shall be kept of all meetings and proceedings of the committee, which shall be reduced to writing by either the secretary of the committee or the secretary or one of the assistant secretaries of the corporation, or such other person, as the committee shall direct.

     27. Each member of each such committee shall continue to be a member thereof at the pleasure of the board of directors and, unless otherwise ordered by the board of directors or otherwise specified in the plan providing for such committee, until such time as he ceases to be a member of the board of directors.

     28. The minutes and proceedings of each such committee shall from time to time be reported to the board of directors, as by the board of directors required.

COMPENSATION OF DIRECTORS

     29. The compensation of directors as such shall be fixed by the board of directors but no additional compensation shall be paid to regular employees of the corporation for service as directors or as members of any committee of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation as an officer or in any other capacity and receiving compensation therefor.

     30. Pursuant to resolution of the board of directors, members of any one or more committees may receive fixed fees or other compensation for their services.

CHAIRMAN OF THE BOARD

     31. At its first meeting after each annual meeting of the stockholders the board of directors shall choose a chairman of the board from among its members who may, but need not, be the chief executive officer or another officer of the corporation. The chairman of the board shall preside at all meetings of the board of directors and the stockholders, unless the board otherwise determines, and shall perform such other duties as may be specified in the by-laws. The chairman of the board shall be deemed to be a corporate officer if designated by the board as the chief executive officer or another officer of the corporation.

PRESIDING DIRECTOR

     32. In the absence of the chairman of the board from any meeting(s) of the directors, the board of directors may designate one or more directors to preside at such meeting(s).

MEETINGS OF THE BOARD

     33. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board.

     34. Special meetings of the board may be called by the chairman of the board or the chief executive officer (1) on three days’ notice to each director, either personally or by mail, or (2) on twenty-four hours’ notice to each director by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same; and special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     35. At all meetings of the board the presence of a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, provided that in no event shall a quorum consist of less than one-third of the total number of directors, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the directors, except as may be otherwise specifically provided by statute, or by the certificate of incorporation, or by these by-laws. If a quorum shall not be present at any meeting the directors present thereat may adjourn the meeting from time to time, without notice, other than at the meeting, until a quorum shall be present.

     36. Action may be taken by the board without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     37. Members of the board, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

OFFICERS

     38. At its first meeting after each annual meeting of the stockholders the board of directors shall elect a chief executive officer, a president, a secretary and a treasurer. At the same meeting the board may also elect one or more vice presidents, one or more of whom may be given designations based on level (e.g., executive or senior vice president) or responsibilities (e.g., chief operating officer, chief financial officer or general counsel) and a controller. Any two or more offices may be held by the same person.

     39. The board of directors may also create and provide for additional offices and assistant offices and prescribe the duties of the respective incumbents thereof and appoint such further officers and agents as it shall deem necessary or advisable, such as assistant secretaries and assistant treasurers, who shall hold their respective offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the chief executive officer or the board of directors. By direction of the chief executive officer, other personnel may be designated by titles, such as “assistant vice president,” “divisional vice president,” “assistant treasurer” or “assistant controller” but only persons elected by the board of directors shall be deemed officers of the corporation.

     40. Except as provided in employee benefit or incentive plans approved by the board of directors or the stockholders, the compensation of all officers of the corporation shall be fixed by the board of directors or by any committee of the board of directors as the board of directors designates.

     41. The officers of the corporation shall hold office until their respective successors are chosen and qualified in their stead, or until they have resigned, retired or been removed in the manner hereinafter provided. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.

CHIEF EXECUTIVE OFFICER

     42. The chief executive officer shall have the general and active management of the business, property and affairs of the corporation, subject to the control of the board of directors, and shall have the powers and perform the duties customarily exercised by the chief executive officer of a business corporation, including the authority to sign on behalf of the corporation deeds, leases, contracts, powers of attorney and other documents, and the duty to execute all directions and resolutions of the board of directors. He shall perform such other duties as may be specified in the by-laws or prescribed by the board of directors.

THE PRESIDENT

     43. The president shall have such powers and duties as may be specified in the bylaws, prescribed by the board of directors or delegated by the chief executive officer. In the event of the absence or disability of the chief executive officer, his duties shall be performed and his powers shall be exercised by the president to the extent designated by the board of directors.

THE VICE PRESIDENTS

     44. Each vice president shall perform such duties and exercise such powers as may be delegated to him by the chief executive officer, and shall perform such further duties and exercise such further powers as the board of directors shall prescribe; and in the absence or disability of the president his duties shall be performed and his powers shall be exercised by one or more vice presidents to the extent designated by the chief executive officer or by the board of directors.

THE SECRETARY

     45. (a) The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees as required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as shall be prescribed by the board of directors or chief executive officer.

          (b) Such assistant secretary or assistant secretaries as may be appointed by the board of directors, shall, to the extent authorized by the board of directors, participate with the secretary and assist him in the performance of his duties, and exercise all the powers and discharge all the duties of the secretary to the extent prescribed by the board of directors; and in the event of the absence or disability of the secretary or any assistant secretary the duties of the secretary or of such assistant secretary shall be performed by the assistant secretary designated by the chief executive officer or the board of directors.

THE TREASURER

     46. (a) The treasurer shall perform such duties in relation to the finances of the corporation as shall be prescribed by the board of directors, and in relation to such duties shall be subject to the supervision and direction of the board of directors and the chief executive officer, as circumstances may require.

          (b) Such assistant treasurer or assistant treasurers as may be appointed by the board of directors shall, to the extent authorized by the board of directors, participate with the treasurer and assist him in the performance of his duties, and exercise all the powers and discharge all the duties of the treasurer to the extent prescribed by the board of directors; and in the event of the absence or disability of the treasurer or of any assistant treasurer, the duties of the treasurer or of such assistant treasurer shall be performed by the assistant treasurer designated by the chief executive officer or the board of directors.

THE CONTROLLER

     47. It shall be the duty of the controller, subject and pursuant to the authority of the board of directors and of the chief executive officer, to provide for the keeping of full and accurate records and accounts of receipts, disbursements and all other transactions of the corporation, to make proper report thereof as required and to perform such other duties as may be designated by the board of directors or the chief executive officer.

VACANCIES

     48. If the office of any director or officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if the authorized number of directors be increased, the resulting vacancy or vacancies may be filled by a majority of the directors then in office, although less than a quorum, provided notice of intention to fill a vacancy in the board shall have been included in the notice of the meeting. The persons so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. The provisions of this by-law with respect to the filling of vacancies in the office of any director are subject to the provisions of Section 10 of Article Fourth of the certificate of incorporation.

DUTIES OF OFFICERS MAY BE DELEGATED

     49. In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any directors.

CERTIFICATES OF STOCK

     50. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any such certificate shall cease to be such officer, transfer agent or registrar of the corporation before such certificate is issued, such certificate may be issued as though such person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the corporation.

TRANSFERS OF STOCKS

     51. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

FIXING RECORD DATE

     52. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

     53. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

LOST CERTIFICATE

     54. Any person claiming a certificate of stock to be lost, stolen or destroyed shall furnish the corporation with such evidence of the ownership thereof and of such loss, theft or destruction as shall be satisfactory to the corporation and shall, unless the board of directors shall waive the same, give to the corporation a bond of indemnity with one or more sureties satisfactory to the board, in such an amount as the board may require, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in lieu thereof; and thereupon the board or any officer or officers designated by the board may cause a new certificate to be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed.

INSPECTION OF BOOKS

     55. To the extent permitted by law, the directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

CHECKS

     56. Notes of the corporation shall be signed by such officer or officers and checks or demands for money shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

     57. The fiscal year shall begin the first day of January in each year.

DIVIDENDS

     58. Dividends upon the capital stock of the corporation, when earned, may be declared by the board of directors at any regular or special meeting.

     Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation.

NOTICES

     59. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 (or its successor provision) of the Delaware General Corporation Law. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

AMENDMENTS

     60. These by-laws of the corporation may be altered or amended by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular meeting of the stockholders, without notice of the proposed alteration or amendment, and at any special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board, or at any special meeting of the board, provided notice of the proposed amendment shall have been included in the notice of such regular or special meeting. At no time shall the by-laws be amended so as to be inconsistent with the rights of the holders of the preferred stock set forth in Section 10 of Article Fourth of the certificate of incorporation.

EMERGENCY PROVISIONS

     61. In the event of a disaster of sufficient severity to prevent the business and affairs of the corporation from being managed and its corporate powers from being exercised by the board of directors in accordance with the foregoing by-laws, whether by reason of multiple deaths or incapacity of directors and officers, destruction of property, failure of communications or other catastrophe, then, notwithstanding any other provision of the by-laws, the following provisions shall apply:

     (a) An emergency meeting or meetings of the board of directors or of the surviving members thereof shall be called by the chief executive officer, if available, and otherwise by one or more directors; such meetings to be held at such times and places and upon such notice, if any, as the person or persons calling the meeting shall deem proper. The board may take any action at such meetings which it deems necessary and appropriate to meet the emergency.

     (b) Vacancies in the board of directors shall be filled as soon as practicable in the manner specified in Article 48 of the by-laws.

     (c) The presence of the smallest number of directors permitted by law to constitute a quorum, but not less than three, shall be sufficient for the transaction of business at emergency meetings of the board of directors, except that if there be less than three surviving directors, the surviving director or directors, although less than a quorum, may fill vacancies in the board.

     (d) The by-laws may be amended by the board of directors without notice of the proposed amendment being given in the notice of the meeting.

     (e) Without limiting the generality of the foregoing, the board of directors is authorized to make all necessary determinations of fact regarding the extent and severity of the disaster and the availability of members thereof; to designate and replace officers, agents and employees of the corporation and otherwise provide for continuity of management; and to elect a chairman, adopt rules of procedure, and fill vacancies.

     (f) The emergency powers provided in this by-law 61 shall be in addition to any powers provided by law.

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